Exhibit 4.8.75 - Document List - COVER PAGE OF INTERIOR DECORATION

SUNTEC Cleanroom & HVAC Engineering Co., Ltd

LIST OF DRAWINGS New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited Production Workshop Design of Working Drawings Clean Decoration
Project Principal	Checked by	Authorized by	Date	2009.05.15